Exhibit 4.7(d)

Execution Copy

AMENDED AND RESTATED

TRUST AGREEMENT

among

MELLON FINANCIAL CORPORATION,

as Depositor,

U.S. BANK NATIONAL ASSOCIATION,

as Property Trustee,

U.S. BANK TRUST NATIONAL ASSOCIATION

as Delaware Trustee,

and

THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

Dated as of September 19, 2006

MELLON CAPITAL III

TABLE OF CONTENTS

ARTICLE I

DEFINED TERMS
Section 1.1.	Definitions.	1

ARTICLE II

ESTABLISHMENT OF THE TRUST

Section 2.1.	Name.	9
Section 2.2.	Office of the Delaware Trustee; Principal Place of Business.	10
Section 2.3.	Initial Contribution of Trust Property; Organizational Expenses.	10
Section 2.4.	Issuance of the Preferred Securities.	10
Section 2.5.	Issuance of the Common Security; Subscription and Purchase of Debentures.	10
Section 2.6.	Declaration of Trust.	10
Section 2.7.	Authorization to Enter into Certain Transactions.	11
Section 2.8.	Assets of Trust.	14
Section 2.9.	Title to Trust Property.	14

ARTICLE III

PAYMENT ACCOUNT

Section 3.1.	Payment Account.	14

ARTICLE IV

DISTRIBUTIONS; REDEMPTION

Section 4.1.	Distributions.	15
Section 4.2.	Redemption.	16
Section 4.3.	Subordination of Common Security.	18
Section 4.4.	Payment Procedures.	19
Section 4.5.	Tax Returns and Reports.	19
Section 4.6.	Payment of Taxes, Duties, Etc. of the Trust.	19
Section 4.7.	Payment of Expenses of the Trust	19
Section 4.8.	Payments of Preferred Securities Additional Amounts	20
Section 4.9.	Payments under Indenture or Pursuant to Direct Actions.	21

ARTICLE V

TRUST SECURITIES CERTIFICATES

Section 5.1.	Initial Ownership.	21
Section 5.2.	The Trust Securities Certificates.	21
Section 5.3.	Execution, Authentication and Delivery of Trust Securities Certificates.	22

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MELLON CAPITAL III

CERTAIN SECTIONS OF THIS TRUST AGREEMENT RELATING TO

SECTIONS 310 THROUGH 318 OF THE

TRUST INDENTURE ACT OF 1939:

Trust Indenture Act Section	Trust Agreement Section
310(a)(1)	8.7
(a)(2)	8.7
(a)(3)	8.9
(a)(4)	2.7(a)(ii)
(b)	8.8
311(a)	8.13
(b)	8.13
312(a)	5.7
(b)	5.7
(c)	5.7
313(a)	8.14(a)
(b)	8.14(b)
(c)	10.9
(d)	8.14(c)
312(a)	8.15
(b)	Not Applicable
(c)(1)	8.16
(c)(2)	8.16
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.1,8.16
315(a)	8.1(a), 8.3(a)
(b)	8.2,10.9
(c)	8.1(a)
(d)	8.1,8.3
(e)	Not Applicable
316(a)	Not Applicable
(a)(1)(A)	Not Applicable
(a)(1)(B)	Not Applicable
(a)(2)	Not Applicable
(b)	5.14
(c)	6.7
317(a)(1)	Not Applicable
(a)(2)	Not Applicable
(b)	5.9
318(a)	10.11

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

-v-

AMENDED AND RESTATED TRUST AGREEMENT, dated as of September 19, 2006, among (i) Mellon Financial Corporation, a Pennsylvania corporation (including any successors or assigns, the “Depositor”), (ii) U.S. Bank National Association, as property trustee (in such capacity, the “Property Trustee” and, in its separate corporate capacity and not in its capacity as Property Trustee, the “Bank”), (iii) U.S. Bank Trust National Association, as Delaware trustee (the “Delaware Trustee”), (iv) Steven G. Elliott, an individual, and Michael K. Hughey, an individual, each of whose address is c/o Mellon Financial Corporation, One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258 (each an “Administrative Trustee” and collectively the “Administrative Trustees”) (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the “Trustees”) and (v) the several Holders, as hereinafter defined.

WITNESSETH

WHEREAS, the Depositor and the Trustees have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by entering into that certain Trust Agreement, dated as of September 13, 2006 (the “Original Trust Agreement”), and by the execution and filing by the Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on September 13, 2006, attached as Exhibit A hereto; and

WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance and sale of the Common Security by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures and (iv) the appointment of the Property Trustee, the Delaware Trustee and the Administrative Trustees;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders (as defined below), hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Definitions.

For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, except for cases in which the plural is separately defined;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Trust Agreement; and

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

“Act” has the meaning specified in Section 6.8.

“Administrative Trustee” means each of the Persons identified as an Administrative Trustee in the preamble to this Trust Agreement solely in such Person’s capacity as Administrative Trustee of the Trust formed and continued hereunder and not in such Person’s individual capacity, or such Administrative Trustee’s successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency Agreement” means (i) the Agency Agreement, dated September 19, 2006, between the Administrative Trustees, acting on behalf of the Trust, Citibank, N.A., in its capacities as authenticating agent, principal paying agent, registrar and transfer agent, and Fortis Banque Luxembourg, S.A., in its capacities as listing agent and Luxembourg paying agent and transfer agent or (ii) any other agreement or agreements satisfactory to the Trustees, pursuant to which the Administrative Trustees, acting on behalf of the Trust, appoint an authentication agent, principal paying agent, registrar or transfer agent, and, for so long as the Preferred Securities are listed on the Luxembourg Stock Exchange, a listing agent and Luxembourg paying agent and transfer agent.

“Authenticating Agent” means any Person authorized by the Trust pursuant to the Agency Agreement to authenticate Preferred Securities.

“Bank” has the meaning specified in the preamble to this Trust Agreement.

“Bankruptcy Event” means, with respect to any Person:

(a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by such Person to the institution of bankruptcy or insolvency proceedings against it, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

“Bankruptcy Laws” has the meaning specified in Section 10.10.

“Base Indenture” means the Junior Subordinated Indenture, dated as of December 3, 1996, between the Depositor and JPMorgan Chase Bank, N.A., as successor trustee to The Chase Manhattan Bank.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor’s Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

“Book-Entry Preferred Securities Certificates” means a beneficial interest in the Preferred Securities Certificate, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for general business in The City of New York and London, England.

“Capital Securityholder” means a Holder of Preferred Securities.

“Clearing Agency” means each of Euroclear and Clearstream, Luxembourg, and their respective successors.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Depositary” means Citibank, N.A. (or its successor) on behalf of Euroclear and Clearstream, Luxembourg.

“Common Security Certificate” means a certificate evidencing ownership of the Common Security, substantially in the form attached as Exhibit B.

“Common Security” means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount and other rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Common Securityholder” means a Holder of Common Securities.

“Corporate Trust Office” means (i) when used with respect to the Property Trustee, the corporate trust office of the Property Trustee located at 100 Wall Street, 16th Floor, New York, New York

10005, and (ii) when used with respect to the Delaware Trustee, the corporate trust office of the Delaware Trustee located at 300 Delaware Avenue, 9th Floor, Mail Code: EX-DE-WDAW, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

“Debenture” means any one of the Debentures, the initial principal amount of which is £50,000.

“Debenture Additional Amounts” means “Additional Sums” as specified in Section 10.6 of the Base Indenture.

“Debenture Event of Default” means an “Event of Default” as defined in the Indenture.

“Debenture Redemption Date” means, with respect to any Debentures to be redeemed in full or repaid under the Indenture, the date fixed for redemption or repayment under the Indenture.

“Debentures” means the aggregate principal amount of the Depositor’s 6.369% Junior Subordinated Debentures issued pursuant to the Indenture.

“Debenture Trustee” means U.S. Bank National Association and any successor thereto in its capacity of trustee under the Indenture.

“Definitive Preferred Securities Certificates” means either or both (as the context requires) of (a) Preferred Securities Certificates issued as Book-Entry Preferred Securities Certificates as provided in Section 5.11(a), and (b) Preferred Securities Certificates issued in certificated, fully-registered form as provided in Section 5.13.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq., as it may be amended from time to time.

“Delaware Trustee” means the Person identified as the “Delaware Trustee” in the preamble to this Trust Agreement solely in such Person’s capacity as Delaware Trustee of the Trust formed and continued hereunder and not in such Person’s individual capacity, or such Person’s successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Depositor” has the meaning specified in the preamble to this Trust Agreement.

“Direct Action” has the meaning specified in Section 5.14(c).

“Distribution Date” has the meaning specified in Section 4.1(a).

“Distributions” means amounts payable in respect of the Trust Securities as provided in Section 4.1.

“Early Termination Event” has the meaning specified in Section 9.2.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the occurrence of a Debenture Event of Default;

(b) default in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

(c) default in the payment of any Redemption Amount of any Trust Security when such becomes due and payable;

(d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a default in the performance or breach of a covenant or warranty which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

“Expiration Date” has the meaning specified in Section 9.1.

“Final Maturity Date” means the Final Maturity Date of the Debentures as defined in the Supplemental Indenture.

“First Optional Redemption Date” means the First Optional Redemption Date of the Debentures as defined in the Supplemental Indenture.

“Guarantee” means the Guarantee Agreement, dated as of September 19, 2006, between the Depositor, as the holder of the Common Security, and U.S. Bank National Association, as guarantee trustee, for the benefit of the holders of the Trust Securities, as amended from time to time.

“Indemnified Person” has the meaning specified in Section 8.6(c).

“Indenture” means the Base Indenture, as supplemented by the Supplemental Indenture, as supplemented from time to time.

“Issue Date” means the Closing Date, as defined in the Purchase Agreement.

“Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Like Amount” means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed or repaid in accordance with the Indenture the proceeds of which will be used to pay the Redemption Amount of such Trust Securities, and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

“Liquidation Amount” means, for each Preferred Security, at any time, an amount equal to the principal amount of a Debenture with an original principal amount equal to £50,000.

“Liquidation Date” means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

“Liquidation Distribution” has the meaning specified in Section 9.4(d).

“Luxembourg Paying and Transfer Agent” has the meaning specified in Section 5.9.

“Market Disruption Event” has the meaning specified in the Supplemental Indenture.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Officers’ Certificate” means a certificate signed by the Chairman and Chief Executive Officer, President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 8.15 or Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

(a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;

(c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, but not an employee of the Trust or the Property Trustee, and who shall be reasonably acceptable to the Property Trustee.

“Original Trust Agreement” has the meaning specified in the recitals hereto.

“Outstanding”, when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered (and, in the case of Preferred Securities, authenticated) under this Trust Agreement, except:

(a) Trust Securities theretofore cancelled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

(b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

(c) Trust Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed, authenticated and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee (in its capacity as such) or any Affiliate of the Depositor or any Trustee (in their respective capacities as such) shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that a Responsible Officer of such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee’s right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

“Owner” means each Person who is the beneficial owner of a Book-Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 5.9. The Paying Agents shall initially be Citibank, N.A and Fortis Banque Luxembourg, S.A.

“Payment Account” means (i) a segregated non-interest-bearing corporate trust account maintained by the Trust for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2; or (ii) so long as Citibank, N.A. (or any successor thereof) is appointed to act as Principal Paying Agent, the PPA Account (as such term is defined in Clause 4.1 of the Agency Agreement), into which all amounts paid in respect of the Debentures will be paid and from which the Principal Paying Agent will make payments to the Securityholders in accordance with Sections 4.1 and 4.2 and the terms of the Agency Agreement.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Security” means an undivided beneficial interest in the assets of the Trust, having an initial liquidation amount of £50,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Preferred Securities Additional Amounts” has the meaning specified in Section 4.8.

“Preferred Securities Certificate” means the global certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit C.

“Principal Amount” means, in respect of a Debenture, at any time, its initial principal amount plus a pro rata portion of Capitalized Interest (as defined in the Supplemental Indenture) with respect to all Debentures outstanding at such time.

“Principal Paying Agent” has the meaning specified in Section 5.9.

“Relevant Trustee” shall have the meaning ascribed to such term in Section 8.10.

“Scheduled Maturity Date” means the scheduled maturity date for the Debentures pursuant to the Supplemental Indenture.

“Property Trustee” means the Person identified as the “Property Trustee” in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

“Purchase Agreement” means the Purchase Agreement, dated as of September 15, 2006, among the Trust, the Depositor and the underwriters named therein.

“Redemption Amount” means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption or repayment of a Like Amount of Debentures, as provided in the Indenture, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each date fixed for a redemption or repayment of Debentures pursuant to the Supplemental Indenture (including the Final Maturity Date) shall be Redemption Dates for a Like Amount of Trust Securities.

“Regulation S” means Regulation S promulgated under the Securities Act, or any successor provision thereto.

“Relevant Trustee” shall have the meaning specified in Section 8.10.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 5.4.

“Securityholder” or “Holder” means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Preferred Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as Definitive Preferred Securities Certificates have not been issued, the term “Securityholders” or “Holders” as used herein shall refer to the Owners.

“Supplemental Indenture” means the Supplemental Indenture, dated as of September 19, 2006, among the Depositor, JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as original trustee, and the Debenture Trustee, as series trustee.

“Trust” means the Delaware statutory trust created and continued hereby and identified on the cover page to this Trust Agreement.

“Trust Agreement” means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Property” means (a) the Debentures, (b) the rights of the Property Trustee under the Guarantee, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

“Trust Security” means any one of the Common Security or the Preferred Securities.

“Trust Securities Certificate” means any one of the Common Security Certificate or the Preferred Securities Certificates.

“Trustees” shall have the meaning set forth in the preamble hereto.

ARTICLE II

ESTABLISHMENT OF THE TRUST

Section 2.1. Name.

The Trust continued hereby shall be known as “Mellon Capital III”, as such name may be modified from time to time in accordance with Section 3814 of the Delaware Statutory Trust Act by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.2. Office of the Delaware Trustee; Principal Place of Business.

The address of the Delaware Trustee in the State of Delaware is c/o U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Mail Code: EX-DE-WDAW, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258-0001.

Section 2.3. Initial Contribution of Trust Property; Organizational Expenses.

The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of £10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

Section 2.4. Issuance of the Preferred Securities.

On September 15, 2006, the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Purchase Agreement. On the Issue Date, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2, and an Authenticating Agent shall upon the written instruction of the Administrative Trustees authenticate, on behalf of the Trust, and deliver to the Common Depositary a Preferred Securities Certificate, registered in the name of the nominee of the Common Depositary, in an aggregate amount of four thousand (4,000) Preferred Securities having an aggregate Liquidation Amount of £200,000,000 against receipt of such aggregate purchase price of such Preferred Securities of £200,000,000, which amount the Administrative Trustee shall promptly deliver to the Paying Agent on behalf of the Property Trustee.

Section 2.5. Issuance of the Common Security; Subscription and Purchase of Debentures.

On the Issue Date, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor a Common Security Certificate, registered in the name of the Depositor, in an aggregate amount of one Common Security having a Liquidation Amount of £50,000 against payment by the Depositor of such amount, which amount such Administrative Trustee shall promptly deliver to the Paying Agent on behalf of the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to £200,050,000, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of £200,050,000, (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5).

Section 2.6. Declaration of Trust.

The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures from the Depositor, and (b) to engage in those activities necessary or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act.

Section 2.7. Authorization to Enter into Certain Transactions.

(a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, Article VIII and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including, without limitation, the following:

(i) As among the Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

(A) the issuance and sale of the Trust Securities;

(B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Agency Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

(C) assisting in the listing, if any, of the Preferred Securities upon such securities exchange or exchanges or automated quotation system or systems as shall be determined by the Depositor, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

(D) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

(E) the appointment of an Authenticating Agent, a Securities Registrar, and one or more Paying Agents, Transfer Agents and listing agents in accordance with this Trust Agreement;

(F) registering transfers of the Trust Securities, or appointing one or more Transfer Agents for the same purpose, in accordance with this Trust Agreement;

(G) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

(H) unless otherwise determined by the Depositor, the Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Statutory Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

(I) the taking of any action incidental to, or the incurrence of any expense reasonably necessary to effect, the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

(ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

(A) the establishment of the Payment Account;

(B) the receipt of the Debentures;

(C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

(D) the distribution through the Paying Agent of amounts owed to the Securityholders in respect of the Trust Securities;

(E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

(F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

(G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

(H) to the extent provided in this Trust Agreement, but only upon the written direction of the Administrative Trustees, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

(I) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

(J) except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

(b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

(c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

(i) the determination of the jurisdictions outside the United States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such jurisdictions;

(ii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the Luxembourg Stock Exchange for trading on the EuroMTF Market or any other stock exchange or any other automated quotation system for listing upon notice of issuance of any Preferred Securities and filing with such exchange or self-regulatory organization such notifications and documents as may be necessary from time to time to maintain such listing;

(iii) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement providing for the sale of the Preferred Securities; and

(iv) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

(d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an “investment company” required to be registered under the 1940 Act, or to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and any Administrative Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Preferred Securities.

Section 2.8. Assets of Trust.

The assets of the Trust shall consist of the Trust Property.

Section 2.9. Title to Trust Property.

Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.

ARTICLE III

PAYMENT ACCOUNT

Section 3.1. Payment Account.

(a) If Citibank, N.A. (or any successor thereof) is appointed to act as Principal Paying Agent under the Agency Agreement, the Trust shall promptly deposit, or shall procure that the paying agent in respect of the Debentures shall promptly deposit, in the PPA Account, all payments of principal of or interest or premium on, and any other payments or proceeds with respect to, the Debentures. The Principal Paying Agent will make payments to the Securityholders in accordance with Sections 4.1 and 4.2 and the terms of the Agency Agreement.

(b) If Citibank, N.A. (or any successor thereof) is no longer appointed to act as Principal Paying Agent under the Agency Agreement, the Property Trustee shall establish a Payment Account with the Principal Paying Agent. The Property Trustee and any agent of the Property Trustee (including the successor Paying Agent) shall have exclusive control and sole right of withdrawal with respect to such Payment Account for the purpose of making deposits in and withdrawals from such Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in such Payment Account shall be held in such Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein. The Trust or the successor Principal Paying Agent shall promptly deposit, or shall procure that the paying agent in respect of the Debentures shall promptly deposit, in such Payment Account, all payments of principal of or interest or premium on, and any other payments or proceeds with respect to, the Debentures. Amounts held in such Payment Account shall not be invested pending distribution thereof.

ARTICLE IV

DISTRIBUTIONS; REDEMPTION

Section 4.1. Distributions.

(a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Preferred Securities Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Debenture Additional Amounts) and of any Redemption of Capitalized Interest (as defined in the Supplemental Indenture) are made on the Debentures. Accordingly:

(i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from the Issue Date, and, except in the event (and to the extent) that the Depositor exercises its right to defer (and capitalize, as applicable) the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on March 19 and September 19 of each year, commencing on March 19, 2007, or if any such date falling after the First Optional Redemption Date is not a Business Day, on the following Business Day, except that, if such Business Day is in the next succeeding calendar month, payment of such Distribution shall be made on the immediately preceding Business Day (each date on which Distributions are payable in accordance with this Section 4.1(a), a “Distribution Date”).

(ii) Assuming payments of interest on the Debentures are made when due (and before giving effect to Preferred Securities Additional Amounts, if applicable), and that, in each case, Debentures are not redeemed (and the Trust liquidated) on or prior thereto, Distributions on the Trust Securities shall be payable on the Liquidation Amount of the Trust Securities (A) from and including the Issue Date to but excluding the First Optional Redemption Date at a rate of 6.369% per annum, (B) from and including the First Optional Redemption Date to but excluding the Scheduled Maturity Date (or if such day is not a Business Day, the next succeeding day that is a Business Day) at a rate per annum equal to Six-Month LIBOR (as defined in the Supplemental Indenture) plus 1.34% and (C) from and including the Scheduled Maturity Date (or if such day is not a Business Day, the next succeeding day that is a Business Day) to but excluding the Final Maturity Date at a rate per annum equal to Six-Month LIBOR plus 2.34%. The amount of Distributions payable for any full Distribution period shall be computed on the same basis as the payment of interest on the Debentures pursuant to the Indenture. The amount of Distributions payable for any period shall include the Preferred Securities Additional Amounts, if any.

(iii) In the event (and to the extent) that the Depositor (A) exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture and (B) such accrued and unpaid interest is cancelled in accordance with the terms of the Indenture, Distributions on the Preferred Securities corresponding to such cancelled interest will not be paid and will cease to accumulate and, if already accrued, will be cancelled to the same extent as such interest on the Debentures.

(iv) In the event (and to the extent) that the Depositor makes a Redemption of Capitalized Interest in accordance with the Indenture, Distributions shall be made on each Trust Security on the date of such redemption in an amount equal to the redemption amount for a Debenture having a Principal Amount equal to the Liquidation Amount of such Trust Security. The Property Trustee at the written expense and direction of the Depositor will give Holders of the Preferred Securities not less than ten nor more than 15 Business Days’ notice prior to the date of any such Distribution.

(v) If Citibank. N.A. (or its successor) is appointed to act as Principal Paying Agent under the Agency Agreement, Distributions on the Trust Securities shall be made by the Paying Agents appointed under the Agency Agreement in accordance with the terms of the Agency Agreement. If Citibank, N.A. (or its successor) is no longer appointed to act as Principal Paying Agent under the Agency Agreement, Distributions on the Trust Securities shall be made by the Paying Agents from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

(b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the date that is 15 days prior to the relevant Distribution Date occurs (whether or not such record date is a Business Day); provided, however, that for so long as the Preferred Securities are issued in book-entry-only form, the relevant record date shall be one Business Day prior to such Distribution Date.

Section 4.2. Redemption.

(a) On each Debenture Redemption Date and on the Final Maturity Date, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Amount.

(b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date (or, in the case of a repayment of the Debentures pursuant to Section 4.1(d) of the Supplemental Indenture, not less than ten nor more than 15 Business Days prior to the Redemption Date) to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Security Register, and to any Paying Agents appointed by the Trust. All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Amount;

(iii) the CUSIP number;

(iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

(v) that on the Redemption Date the Redemption Amount will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on said date;

(vi) if the Preferred Securities are no longer in book-entry-only form, the place and address where the Holders shall surrender their Preferred Securities Certificates for redemption.

(c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Amount with the proceeds from the contemporaneous redemption or repayment of Debentures. For so long as Citibank, N.A. is appointed to act as Principal Paying Agent under the Agency Agreement, redemptions of the Trust Securities shall be made and the Redemption Amount shall be payable on each Redemption Date by the Paying Agents appointed under the Agency Agreement in accordance with the terms of the Agency Agreement. If Citibank, N.A. is no longer appointed to act as Principal Paying Agent under the Agency Agreement, redemptions of the Trust Securities shall be made and the Redemption Amount shall be payable on each Redemption Date by any successor Paying Agents from the Payment Account and shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Amount.

(d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, on the Redemption Date, subject to Section 4.2(c), the Paying Agent will, so long as the Preferred Securities are in book-entry-only form, pay the applicable Redemption Amount to the Holders thereof. If the Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.2(c), will give the Paying Agent irrevocable instructions and authority to pay the Redemption Amount to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Amount and any Distribution payable on or prior to the Redemption Date, but without interest thereon, and such Trust Securities will cease to be outstanding. In the event that any date on which any Redemption Amount is payable is not a Business Day, then payment of the Redemption Amount payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that following the First Optional Redemption Date, if such Business Day falls in the next calendar month, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Amount in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Amount is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Amount.

(e) Payment of the Redemption Amount on the Trust Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the date fifteen days prior to the relevant Redemption Date; provided, however, that for so long as the Preferred Securities are issued in book-entry-only form, the relevant record date shall be one Business Day prior to the relevant Redemption Date.

(f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Outstanding Trust Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Paying Agent from the Outstanding Preferred Securities not previously called for redemption, by such method as the Paying Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the liquidation amount per Trust Security) of the Liquidation Amount of Preferred Securities of a denomination larger than such liquidation amount per Trust Security. The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities that has been or will be redeemed.

Section 4.3. Subordination of Common Security.

(a) Payment of Distributions (including Preferred Securities Additional Amounts, if applicable) on, and the Redemption Amount of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Security and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Preferred Securities Additional Amounts, if applicable) on, or Redemption Amount of, the Common Security, and no other payment on account of the redemption, liquidation or other acquisition of the Common Security, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Preferred Securities Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Amount the full amount of such Redemption Amount on all Outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Paying Agent shall first be applied to the payment in full in cash of all Distributions (including Preferred Securities Additional Amounts, if applicable) on, or the Redemption Amount of, Preferred Securities then due and payable.

(b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of the Common Security will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Security, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Section 4.4. Payment Procedures.

Payments of Distributions (including Preferred Securities Additional Amounts, if applicable) in respect of the Preferred Securities shall be made to each Clearing Agency in immediately available funds, which shall credit the relevant Persons’ accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Security shall be made in such manner as shall be mutually agreed between the Paying Agent and the Common Securityholder.

Section 4.5. Tax Returns and Reports.

The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor’s expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form and the information required to be provided on such form. Additionally, for as long as the Trust is not a United States person for U.S. federal income tax purposes, the Administrative Trustee shall (i) prepare on behalf of the Trust IRS Form W 8 IMY and other documentation as required by United States Treasury Regulation Section 1.1441-5(e)(5)(iii) and provide that form and information to the Trust along with the statement (and attachments thereto) the Trust receives from the Paying Agent pursuant to Section 5.9, and shall update such forms as necessary and (ii) prepare and file IRS Form 3520A on behalf of the Trust and prepare IRS Form 3520 on behalf of the Depositor. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

Section 4.6. Payment of Taxes, Duties, Etc. of the Trust.

Upon receipt of Debentures Additional Amounts, the Paying Agent shall promptly pay from such Debentures Additional Amounts any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by a taxing jurisdiction in the United States (a “U.S. Taxing Jurisdiction”) for which the Paying Agent has received actual notice of any such amounts due; provided, however, that under no circumstances shall the Paying Agent have any liability for such sums, including non-receipt of any Debentures Additional Amounts under the Debentures. The Property Trustee shall have no obligation to determine if any such amounts are payable pursuant to this Section 4.6.

Section 4.7. Payment of Expenses of the Trust

The Depositor shall pay to the Trust, and reimburse the Trust for, the full amount of any costs, expenses or liabilities of the Trust (other than obligations of the Trust to pay the Holders of any Preferred Securities or other similar interests in the Trust the amounts due such Holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be), including, without limitation, any taxes, duties or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority. Such payment obligation includes any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a dissolution of the Trust.

Section 4.8. Payments of Preferred Securities Additional Amounts

The Trust will make all payments of Distributions on the Preferred Securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of a U.S. Taxing Jurisdiction, unless such deduction or withholding is required by law. If at any time a U.S. Taxing Jurisdiction requires the Trust to make such deduction or withholding, the Trust will pay or procure the payment of such additional amounts (the “Preferred Securities Additional Amounts”) that are necessary in order that the net amounts paid to the Holders of the Preferred Securities, after the deduction or withholding, shall equal the amounts which would have been payable to Holders of the Preferred Securities if the deduction or withholding had not been required; provided, however, that such payment shall be subject to the Trust’s receipt of Debenture Additional Amounts on the Debentures for such purpose, as provided in the Indenture. However, this will not apply to any tax that would not have been payable or due but for the fact that:

(i) the Holder or the beneficial owner of the Preferred Securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.S. Taxing Jurisdiction or otherwise having some connection with a U.S. Taxing Jurisdiction other than the holding or beneficial ownership of Preferred Securities;

(ii) the Holder or the beneficial owner of the Preferred Securities is a controlled foreign corporation that is related to the Depositor for purposes of Section 881(c)(3)(C) of the Code;

(iii) the Holder or the beneficial owner of the Preferred Securities is treated as owning, actually or constructively, 10% or more of the total combined voting power of all classes of the Depositor’s stock entitled to vote;

(iv) the Preferred Securities Certificate is presented (where presentation is required) for payment in a U.S. Taxing Jurisdiction;

(v) the Preferred Securities Certificate is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Preferred Securities Additional Amounts on presenting the Preferred Securities for payment at the close of that 30-day period;

(vi) the Holder or the beneficial owner of the Preferred Securities has failed to provide information concerning the nationality, residency or identity of the Holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulations or administrative practice of a U.S. Taxing Jurisdiction as a precondition to exemption from all or part of the tax;

(vii) the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council EC Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

(viii) the Preferred Securities Certificate is presented (where presentation is required) for payment by or on behalf of a Holder of Preferred Securities who would have been able to avoid such withholding or deduction by presenting the relevant Preferred Securities Certificate to another paying agent in a member state of the European Union; or

(ix) any combination of the above items;

nor shall Preferred Securities Additional Amounts be paid with respect to payments on the Preferred Securities to any Holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settler with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Preferred Securities Additional Amounts had it been the Holder.

Section 4.9. Payments under Indenture or Pursuant to Direct Actions.

Any amount payable hereunder to any Holder of Preferred Securities (and any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (and Owner) has directly received pursuant to Section 5.8 of the Indenture or Section 5.14 of this Trust Agreement.

ARTICLE V

TRUST SECURITIES CERTIFICATES

Section 5.1. Initial Ownership.

Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

Section 5.2. The Trust Securities Certificates.

The Preferred Securities Certificates shall be issued in minimum denominations of £50,000 Liquidation Amount (increased at any time that Capitalized Interest is outstanding on the Debentures by an amount equal to the portion of the Principal Amount of a Debenture with an initial principal amount of £50,000 representing Capitalized Interest) and integral multiples of £50,000 in excess thereof, and the Common Security Certificate shall be issued with an initial Liquidation Amount of £50,000. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. The Preferred Securities Certificates shall be authenticated by manual signature of an Authenticating Agent for the Trust and shall only be valid obligations of the Trust if so authenticated. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery (or, in the case of the Preferred Securities Certificates, authentication and delivery) of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Sections 5.4, 5.11 and 5.13. The Liquidation Amount of each Trust Security shall be increased automatically upon the notification of the Property Trustee by the Company of its election to capitalize any amount of deferred interest in accordance with Section 4.1(k) of the Supplemental Indenture and shall be decreased automatically upon the payment of any Distribution on the Trust Securities corresponding to a Redemption of Capitalized Interest pursuant to Section 4.1(k) of the Supplemental Indenture, in each case in the amount so capitalized or redeemed. Upon any such written notification of the Property Trustee by the Company of its election to capitalize deferred interest or any such Redemption of Capitalized Interest, the Property Trustee shall make a notation in Schedule I to this Trust Agreement indicating a corresponding change in respect of the Liquidation Amount of each Preferred Security. No notations shall be made on the Trust Securities Certificates in respect of any such change in the Liquidation Amount of the Trust Securities evidenced thereby.

Section 5.3. Execution, Authentication and Delivery of Trust Securities Certificates.

(a) On the Issue Date, the Administrative Trustees shall cause the Common Security Certificate to be executed on behalf of the Trust and delivered to the Depositor.

(b) On the Issue Date, the Administrative Trustees shall cause the Preferred Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4, to be executed on behalf of the Trust, authenticated by the Authenticating Agent, and delivered to or upon the written order of the Depositor, signed by its Chairman and Chief Executive Officer, President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary without further corporate action by the Depositor, in authorized denominations.

Section 5.4. Registration of Transfer and Exchange of Preferred Securities Certificates.

The Administrative Trustees shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering transfers and exchanges of Preferred Securities Certificates (the “Securities Register”) in which the Administrative Trustees or any agent or agents designated by them as the registrar (the “Securities Registrar”) and transfer agent (each, a “Transfer Agent”), subject to such reasonable regulations as it may prescribe, shall provide, respectively, for the registration of Preferred Securities Certificates and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. Citibank, N.A. shall be the initial Securities Registrar, and Citibank, N.A. and Fortis Banque Luxembourg, S.A. shall be the initial Transfer Agents.

Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.

The Transfer Agent shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar and Transfer Agent duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by an Administrative Trustee in accordance with such Person’s customary practice.

No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar and Transfer Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

Section 5.5. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute (and, in the case of a Preferred Securities Certificate, the Authenticating Agent shall authenticate) and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

Section 5.6. Persons Deemed Securityholders.

The Trustees or the Securities Registrar and Transfer Agent shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar and Transfer Agent shall be bound by any notice to the contrary.

Section 5.7. Access to List of Securityholders’ Names and Addresses.

Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, the Delaware Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 5.8. Maintenance of Office or Agency.

The Administrative Trustees shall maintain an office or offices or agency or agencies in the United Kingdom where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate Citibank, N.A., at its office located at Citigroup Centre, Canada Square, London E14 5LB, England, in its capacity as Securities Registrar, as its agency for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee, the Bank and the Securityholders of any change in the location of the Securities Register or any such office or agency.

Section 5.9. Appointment of Paying Agent.

The Paying Agent shall make Distributions to Securityholders from the Payment Account and, unless Citibank, N.A. (or its successor) has been appointed to act as Principal Paying Agent under the Agency Agreement, shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Paying Agents shall initially be Citibank, N.A., as principal Paying Agent (in such capacity and including any successor in such capacity, the “Principal Paying Agent”) and Fortis Banque Luxembourg, S.A., (as “Luxembourg Paying and Transfer Agent”), each as appointed pursuant to the Agency Agreement, and any co-paying agent chosen by the Administrative Trustees and the Depositor. The Administrative Trustees may remove any Paying Agent upon 30 days’ notice (or sooner in limited circumstances as described in the Agency Agreement). Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that any Paying Agent shall no longer be a Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). For so long as the Preferred Securities remain listed on the Luxembourg Stock Exchange, in the event that the Luxembourg Paying and Transfer Agent shall no longer be a Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Luxembourg Paying and Transfer Agent (which shall be a bank or trust company organized under the laws of Luxembourg). Each Paying Agent must agree to (i) collect from each of Euroclear and Clearstream, Luxembourg a withholding certificate that is described in United States Treasury Regulation Section 1.871-14(c)(2)(iii), along with a withholding statement as described in United States Treasury Regulations Section 1.1441-1(e)(5), to the extent that such statement is required to be provided and (ii) provide such form and statement to the Trust, along with the Principal Paying Agent’s IRS Form W-9, if applicable. Unless Citibank, N.A. (or its successor) has been appointed to act as Principal Paying Agent, the Administrative Trustees shall cause any such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. Any outgoing Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee or to the Administrative Trustees (who shall then forward such sums to the Property Trustee). The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to each Paying Agent, including the Principal Paying Agent and the Luxembourg Paying and Transfer Agent and their respective successors, and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 5.10. Ownership of Common Security by Depositor.

On the Issue Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Security. To the fullest extent permitted by law, other than a transfer in connection with a permitted consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Base Indenture, any attempted transfer of the Common Security shall be void. The Administrative Trustees shall cause each Common Security Certificate issued to the Depositor to contain a legend stating “THIS CERTIFICATE IS NOT TRANSFERABLE”.

Section 5.11. Book-Entry Preferred Securities Certificates; Common Security Certificate.

(a) The Preferred Securities Certificate, upon original issuance, will be issued in the form of a single typewritten Preferred Securities Certificate representing Book-Entry Preferred Securities Certificates, to be delivered to, deposited with and registered in the name of a nominee for the Common Depositary on behalf of the Clearing Agencies. No Owner will receive a Definitive Preferred Securities Certificate representing such Owner’s interest in such Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:

(i) the provisions of this Section 5.11(a) shall be in full force and effect;

(ii) the Securities Registrar and Transfer Agent and the Trustees shall be entitled to deal with the Common Depositary for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Preferred Securities evidenced by Book-Entry Preferred Securities Certificates and the giving of instructions or directions to Owners of Preferred Securities evidenced by Book-Entry Preferred Securities Certificates) as the sole Holder of Preferred Securities evidenced by Book-Entry Preferred Securities Certificates and shall have no obligations to the Owners thereof;

(iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

(iv) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agencies and shall be limited to those established by law and agreements between such Owners and the Clearing

Agencies and/or the Clearing Agency Participants. Pursuant to the Agency Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agencies will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.

(b) The Preferred Securities Certificate upon original issuance, and any Preferred Securities Certificate issued in exchange therefor or for any portion thereof, shall bear the following legend, unless in connection with such exchange there is delivered to the Trustees such satisfactory evidence, which may include an opinion of counsel, as they may reasonably require that neither the legend not the restrictions on transfer set forth therein are required to comply with the provisions of Regulation S under the Securities Act or that the Preferred Securities evidenced thereby are not “restricted securities” within the meaning of Rule 144 under the Securities Act:

THIS PREFERRED SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.

(c) A single Common Security Certificate representing the Common Security shall be issued to the Depositor in the form of a definitive Common Security Certificate.

Section 5.12. Notices.

Any notice required to be given to Holders of the Preferred Securities, including notices of payments of Distributions or other amounts in relation to the Preferred Securities, will be mailed to the Holder of record specified in the Securities Registrar, given to the Clearing Agencies (if the Preferred Securities are in global form) and the Administrative Trustees shall have published, for so long as the Preferred Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, in a leading Luxembourg daily newspaper (which is expected to be the d’Wort) or on the website of the Luxembourg Stock Exchange at www.bourse.lu. Any mailed notice shall be deemed to have been given one clear day after the date on which it was posted and any notice published in a newspaper shall be deemed to have been given on the date of publication or, if so published more than once or on different dates, on the date of the first publication.

Any notice required to be given to the Holder of the Common Security, including notices of payments of distributions or other amounts in relation to the Common Security, will be mailed to the Depositor. Any mailed notice shall be deemed to have been given one clear day after the date on which it was posted.

Section 5.13. Definitive Preferred Securities Certificates.

If either or both of Euroclear or Clearstream, Luxembourg (i) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or (ii) announces an intention to permanently cease business operations, then the Administrative Trustees shall notify each Clearing Agency and the other Trustees and each Clearing Agency shall notify all Owners of Preferred Securities Certificates of the occurrence of any such event and of the availability of the Definitive Preferred

Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Administrative Trustees or the Paying Agents of the typewritten Preferred Securities Certificate representing the Book-Entry Preferred Securities Certificates by the Common Depositary, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute, and the Authenticating Agent shall authenticate, the Definitive Preferred Securities Certificates in accordance with the instructions of each Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be typewritten, printed, lithographed or engraved or may be produced or reproduced in any other manner as is reasonably acceptable to the Administrative Trustees that meets the requirements of any stock exchange or automated quotation system on which the Preferred Securities are then listed or approved for trading, as evidenced by the execution thereof by the Administrative Trustees or any one of them. The Definitive Preferred Securities Certificates (and any Definitive Preferred Securities Certificates issued in exchange therefor or for any portion thereof) shall bear the legend required by Section 5.11(b).

Section 5.14. Rights of Securityholders.

(a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable as set forth in the Indenture, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal, premium and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of a majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

(A) all overdue installments of interest (including any Additional Interest but not including any interest canceled pursuant to Section 4.1(h) of the Supplemental Indenture or any Capitalized Interest (as defined in the Supplemental Indenture)) on all of the Debentures,

(B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

(C) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

(ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Base Indenture.

The Holders of a majority in aggregate Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal, premium or interest (unless all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or annulled as provided in Section 5.13 of the Base Indenture and the Company has paid or deposited with the Debenture Trustee a sum sufficient to pay all overdue installments of interest (including any Additional Interest (as defined in the Indenture)) on the Debentures, the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property trustee, their agents and counsel) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities all or part of which is represented by Book-Entry Preferred Securities Certificates, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

(c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 4.1(j) of the Supplemental Indenture or Sections 5.1(4) and 5.1(5) of the Base Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Section 5.8 of the Base Indenture, for enforcement of payment to such Holder of the Principal Amount of or premium or interest on Debentures having a Principal Amount equal to the Liquidation Amount of the Preferred Securities of such Holder (a “Direct Action”). Except as set forth in Section 5.14(b) and this Section 5.14(c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

ARTICLE VI

ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

Section 6.1. Limitations on Voting Rights.

(a) Except as provided in this Section, in Sections 5.14, 8.10 and 10.3 and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

(b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 5.13 of the Base Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes and will not affect the Trust’s exemption from status as an “investment company” under the 1940 Act.

(c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

(d) No vote or consent of the Holders of the Preferred Securities will be required for the Trust to redeem and cancel the Preferred Securities in accordance with Section 4.2 hereof.

Section 6.2. Notice of Meetings.

Notice of all meetings of the Capital Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.9 to each Capital Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

Section 6.3. Meetings of Capital Securityholders.

No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Preferred Securityholders to vote on any matter upon the written request of the Capital Securityholders of record of 25% of the Outstanding Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which Preferred Securityholders are entitled to vote.

Preferred Securityholders of record of 50% of the Outstanding Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their Liquidation Amount) held by the Preferred Securities of record present, either in person or by proxy, at such meeting shall constitute the action of the Capital Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

Section 6.4. Voting Rights.

Securityholders shall be entitled to one vote for each £50,000 of initial Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

Any Preferred Securities that are owned by the Depositor, its affiliates or the Trustees shall, for purposes of voting, be treated as if they were not outstanding.

Section 6.5. Proxies, Etc.

At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

Section 6.6. Securityholder Action by Written Consent.

Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding more than a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

Section 6.7. Record Date for Voting and Other Purposes.

For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

Section 6.8. Acts of Securityholders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

The ownership of Preferred Securities shall be proved by the Securities Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

A Securityholder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust or any person or entity.

Section 6.9. Inspection of Records.

Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust at the offices of the Delaware Trustee shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder’s interest as a Securityholder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

(a) the Property Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America;

(b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(c) the Delaware Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

(d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(f) the execution, delivery and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not violate the Charter or By-laws of the Property Trustee or the Delaware Trustee.

Section 7.2. Representations and Warranties of Depositor.

The Depositor hereby represents and warrants for the benefit of the Securityholders that:

(a) the Trust Securities Certificates issued on the Issue Date on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

(b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement, except those that have heretofore been paid.

ARTICLE VIII

THE TRUSTEES

Section 8.1. Certain Duties and Responsibilities.

(a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee’s good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

(b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Depositor and the Trustees, and their respective officers, directors, shareholders and agents are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security, except, with respect to the Depositor, to the extent provided in the Guarantee. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

(c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

(iii) the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be, (A) before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, to undertake to perform only such duties as are specifically set forth in this Trust Agreement and the Trust Indenture Act, and (B) in case an Event of Default has occurred (that has not been cured or waived pursuant hereto), to exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

(iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it; and

(v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

Section 8.2. Certain Notices.

Within five Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.9, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

Promptly upon the receipt of notice either of (a) a Market Disruption Event (as defined in the Supplemental Indenture) pursuant to Section 4.1(d) or Section 4.1(i) of the Supplemental Indenture or (b) pursuant to Section 4.1(d)(vii) of the Supplemental Indenture as to the Depositor’s failure to raise sufficient net proceeds of securities of the type and for the purposes described therein, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.9, a copy of such notice to the Securityholders.

Within five Business Days after the receipt of notice of the Depositor’s exercise of its right to defer the payment of interest on the Debentures (and to capitalize the payment of such deferred interest, as applicable) on the Debentures pursuant to the Indenture, the Administrative Trustees shall transmit, in the manner and to the extent provided in Section 10.9, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

Section 8.3. Certain Rights of Property Trustee.

Subject to the provisions of Section 8.1:

(a) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the

Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

(c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers’ Certificate;

(d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

(e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

(f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

(g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

(i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation

Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions; and

(k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

Section 8.4. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

Section 8.5. May Hold Securities.

Except as provided in the definition of the term “Outstanding” in Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity (but not in its capacity as Trustee), may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

Section 8.6. Compensation; Indemnity; Fees.

The Depositor agrees:

(a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, member, partner, employee, representative or agent of any Trustee, and (iv) any employee, officer or agent of the Trust or its Affiliates, (referred to herein as an “Indemnified Person”) from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

The provisions of this Section 8.6 shall survive the termination of this Trust Agreement or the earlier termination or removal of any Trustee.

No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

The Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

8.7. Corporate Property Trustee Required; Eligibility of Trustees.

(a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

(c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

Section 8.8. Conflicting Interests.

If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

Section 8.9. Co-Trustees and Separate Trustee.

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a) The Trust Securities shall be executed and delivered (and, in the case of the Preferred Securities, executed, authenticated and delivered) and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder shall be exercised solely by such Trustees and not by such co-trustee or separate trustee.

(b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

(d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

(e) The Property Trustee shall not be liable by reason of any act or omission of a co-trustee or separate trustee.

(f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 8.10. Resignation and Removal; Appointment of Successor.

No resignation or removal of any Trustee (the “Relevant Trustee”) and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time.

If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an

Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder by Act of the Common Securityholder delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Common Securityholder or the Capital Securityholders, as the case may be, and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

The Depositor or the Administrative Trustees shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.9. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7).

Section 8.11. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Property Trustee hereunder.

In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 8.13. Preferential Collection of Claims Against Depositor or Trust.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.14. Reports by Property Trustee.

(a) Not later than May 15 of each year commencing with May 15, 2007, the Property Trustee shall transmit to all Securityholders in accordance with Section 10.9, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to Section 313 of the Trust Indenture Act.

(b) A copy of each such report shall, at the expense of the Depositor, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange or interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, if any, and with the Depositor.

Section 8.15. Reports to the Property Trustee.

The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports is for informational purposes only and the Property Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Depositor’s or the Administrative Trustees’ compliance with any of their covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 8.16. Evidence of Compliance with Conditions Precedent.

Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers’ Certificate.

Section 8.17. Number of Trustees.

(a) The number of Trustees shall be four (consisting of two Administrative Trustees, the Delaware Trustee and the Property Trustee), provided that the Holder of the Common Security by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

(b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.

(c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

Section 8.18. Delegation of Power.

(a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), or making any governmental filing; and

(b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.

ARTICLE IX

TERMINATION, LIQUIDATION AND MERGER

Section 9.1. Termination Upon Expiration Date.

Unless earlier terminated pursuant to Section 9.2, the Trust shall automatically terminate on September 1, 2070 (the “Expiration Date”), following the distribution of the Trust Property in accordance with Section 9.4.

Section 9.2. Early Termination.

The first to occur of any of the following events is an “Early Termination Event”:

(a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of the Common Security;

(b) the written direction to the Property Trustee from the Depositor as the holder of the Common Security at any time to terminate the Trust and distribute Debentures to Securityholders in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Depositor) upon the distribution thereof;

(c) the redemption of all of the Preferred Securities in connection with the redemption or repayment of all the Debentures;

(d) the entry of an order for dissolution of the Holder of the Common Security or the Trust by a court of competent jurisdiction; and

(e) upon (i) the filing of a certificate of dissolution or its equivalent with respect to the Holder of the Common Security, or (ii) the revocation of the charter of the Holder of Common Security and the expiration of 90 days after the date of such action without a reinstatement thereof.

Section 9.3. Termination.

The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

Section 9.4. Liquidation.

(a) If an Early Termination Event specified in clause (a), (b), (d) or (e) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction or the making of reasonable provision for the payment of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register. All notices of liquidation shall:

(i) state the Liquidation Date;

(ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

(iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

(b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

(c) Except where Section 9.2(c) or 9.4(f) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its commercially reasonable efforts to have the Debentures listed on a stock exchange approved by the Administrative Trustees, acting reasonably, prior to the distribution of the Debentures to the Holders of the Trust Securities, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

(d) In the event that, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Administrative Trustees not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Administrative Trustees and the Property Trustee in such manner as the Administrative Trustees and the Property Trustee determine. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Security will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Security.

Section 9.5. Mergers, Consolidations, Amalgamations or Replacements of the Trust.

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly acknowledges that a trustee of such successor entity possesses the same powers and duties as the Property Trustee, in its capacity as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, other than in connection with any dilution of such Holders’ interest in the new entity, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, other than in connection with any dilution of such Holders’ interest in the new entity, (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (c) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, and (viii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1. Limitation of Rights of Securityholders.

The death, incapacity, liquidation, dissolution, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 10.2. Liability of the Holder of Common Security.

Pursuant to Section 3808 of the Delaware Statutory Trust Act, the Holder of Common Security shall be liable for the debts and obligations of the Trust as set forth in Section 4.7 hereof.

Section 10.3. Amendment.

(a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Preferred Securityholders, unless such amendment will materially and adversely affect the interests of any Preferred Securityholder, (i) to cure any ambiguity, correct or supplement any provision hereof that may be inconsistent with any other provision hereof, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which may not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or as other than a grantor trust at all times that any Trust Securities are outstanding, to ensure the treatment of the Preferred Securities as Tier 1 Capital under prevailing Federal Reserve rules and regulations, or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

(b) Except as provided in Section 10.3(c), any provision of this Trust Agreement may be amended by the Property Trustee, the Delaware Trustee, the Administrative Trustees, and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and the Holder of the Common Security and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust or the Trust’s exemption from status of an investment company under the 1940 Act.

(c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6), this Section 10.3(c) may not be amended.

(d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or cause the Trust to be classified as an association taxable as a corporation or not to be a grantor trust for United States Federal income tax purposes.

(e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

(f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

(g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee and the Delaware Trustee shall be entitled to receive an Opinion of Counsel and an Officers’ Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

Section 10.4. Separability.

In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.5. Governing Law.

THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THE PROVISIONS OF SECTIONS 3540 AND 3561 OF TITLE 12 THE DELAWARE CODE ANNOTATED SHALL NOT APPLY TO THE TRUST.

Section 10.6. Payments Due on Non-Business Day.

If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

Section 10.7. Successors.

This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Base Indenture and pursuant to which the assignee agrees in writing to perform the Depositor’s obligations hereunder, the Depositor shall not assign its obligations hereunder.

Section 10.8. Headings.

The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

Section 10.9. Reports, Notices and Demands.

Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Capital Securityholder, to such Capital Securityholder as such Securityholder’s name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to Mellon Financial Corporation, One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258, Attention: Secretary, facsimile no.: (412) 234-1813. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to U.S. Bank National Association, 100 Wall Street, 16th Floor, New York, New York 10005, Attention: Corporate Trust Office; (b) with respect to the Delaware Trustee, to U.S. Bank Trust, National Association, 300 Delaware Avenue, 9th Floor, Mail Code: EX-DE-WDAW, Wilmington, Delaware 19801, Attention: Corporate Trust Administration; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked “Attention Administrative Trustees of Mellon Capital III.” Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

Section 10.10. Agreement Not to Petition.

Each of the Trustees, in their capacity as Trustee, and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, “Bankruptcy Laws”) or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law unless compelled to do so by a court of competent jurisdiction. In the event the Depositor takes action in violation of this Section 10.10, the Property Trustee agrees, so long as it has actual notice of such filing, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 10.10 shall survive the termination of this Trust Agreement.

Section 10.11. Trust Indenture Act; Conflict with Trust Indenture Act.

(a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Trust Agreement to the same extent as if this Trust Agreement were qualified as an indenture under the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

(b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

(c) If any provision hereof limits, qualifies or conflicts with another provision hereof which would be required (if this Trust Agreement were qualified as an indenture under the Trust Indenture Act) or is deemed to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

(d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

Section 10.12. Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

IN WITNESS WHEREOF, the parties hereof have entered into this Trust Agreement as of the date first above written.

MELLON FINANCIAL CORPORATION

By:	/s/ Michael A. Bryson
Name:	Michael A. Bryson
Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Property Trustee

By:	/s/ Thomas E. Tabor
Name:	Thomas E. Tabor
Title:	Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee

By:	/s/ Thomas E. Tabor
Name:	Thomas E. Tabor
Title:	Vice President

/s/ Steven G. Elliott
Steven G. Elliott,
as Administrative Trustee

/s/ Michael K. Hughey
Michael K. Hughey,
as Administrative Trustee

(Amended & Restated Trust Agreement Signature Page)

SCHEDULE I

Adjustments to Liquidation Amount of Preferred Securities

Corresponding to Capitalization of Interest and Redemption of Capitalized Interest on

Junior Subordinated Debentures

Adjustments to Liquidation Amount	New Liquidation Amount	Date

I-1

EXHIBIT A

CERTIFICATE OF TRUST

OF

MELLON CAPITAL III

THIS Certificate of Trust of Mellon Capital III (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed hereby is Mellon Capital III.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Services Division.

3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/ Steven G. Elliott
Steven G. Elliott Administrative Trustee

/s/ Michael K. Hughey
Michael K. Hughey Administrative Trustee

U.S. BANK NATIONAL ASSOCIATION, as Property Trustee

By:	/s/ Jean Clarke
Name:	Jean Clarke
Title:	Assistant Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee

By:	/s/ Jean Clarke
Name:	Jean Clarke
Title:	Assistant Vice President

A-1

EXHIBIT B

(FACE OF COMMON SECURITIES CERTIFICATE)

THIS CERTIFICATE IS NOT TRANSFERABLE

One Common Security

MELLON CAPITAL III

COMMON SECURITIES

This Common Security Certificate certifies that Mellon Financial Corporation (the “Company”) is the registered Holder of the Common Security set forth above. The Common Security represents a beneficial interest in the assets of Mellon Capital III, a Delaware statutory trust (the “Trust”), having an initial liquidation amount of £50,000. The Common Security is not transferable. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Security are set forth in, and this certificate is hereby issued and shall in all respects be subject to the terms and provisions of the Amended and Restated Trust Agreement of the Trust, dated as of September 19, 2006, as the same may be amended and restated from time to time (the “Trust Agreement”), including the designation of the terms of the Common Security as set forth therein. All capitalized terms used herein that are defined in the Trust Agreement have the meanings set forth therein.

The Company agrees to treat the Debentures held by the Trust as indebtedness for U.S. federal income tax purposes.

A copy of the Trust Agreement is available for inspection at the offices of the Property Trustee.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereof.

IN WITNESS WHEREOF, the Trust acting through one of its Administrative Trustees has executed this Common Security Certificate.

MELLON CAPITAL III, acting through one of its Administrative Trustees

By:
Name:	Michael K. Hughey
Administrative Trustee

Date: September 19, 2006

B-1

EXHIBIT C

(FACE OF PREFERRED SECURITIES CERTIFICATE)

THIS PREFERRED SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN THEM IN REGULATION S UNDER THE SECURITIES ACT.

Certificate No.	Common Code: 026675855
Number of Preferred Securities:	ISIN: XS0266758555

MELLON CAPITAL III

6.369% PREFERRED SECURITIES

This Preferred Securities Certificate certifies that                          is the registered Holder of the number of Preferred Securities set forth above. Each Preferred Security represents a beneficial interest in Mellon Capital III, a Delaware statutory trust (the “Trust”), having an initial liquidation amount of £50,000. The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of the Amended and Restated Trust Agreement of the Trust, dated as of September 19, 2006, as the same may be amended and restated from time to time (the “Trust Agreement”), including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by the Depositor and U.S. Bank National Association, as Guarantee Trustee, dated as of September 19, 2006 (the “Guarantee Agreement”). All capitalized terms used herein that are defined in the Trust Agreement have the meanings set forth therein.

By acquiring Preferred Securities, each beneficial owner of Preferred Securities agrees to treat the Debentures held by the Trust as indebtedness for U.S. federal income tax purposes.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent by manual signature, this Preferred Securities Certificate shall not be entitled to any benefit under the Trust Agreement or be valid or obligatory for any purpose.

A copy of each of the Trust Agreement and the Guarantee Agreement is available for inspection at the offices of the Property Trustee and the Administrative Trustees.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereof.

C-1

IN WITNESS WHEREOF, the Trust acting through one of its Administrative Trustees has executed this Preferred Securities Certificate.

MELLON CAPITAL III, acting through one of its Administrative Trustees

By:
Name:

Date:

This is one of the Preferred Securities Certificates referred to in the mentioned Trust Agreement.

AUTHENTICATED for and on behalf of CITIBANK, N.A., as Authenticating Agent appointed under the Agency Agreement dated September 19, 2006, without recourse, warranty or liability

By:
(Duly authorized)

Dated:

C-2

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:	Custodian (cust)(minor) Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Taxpayer I.D.or other Identifying Number of Assignee)

(Please print or type name and address including Postal Code of Assignee)

the within Preferred Securities Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney                         , to transfer said Preferred Securities Certificates on the books of Mellon Capital III, with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must

correspond with the name as it appears upon the

face of the within Preferred Securities Certificates in

every particular, without alteration or enlargement or

any change whatsoever.

Signature Guarantee:

C-3